Exhibit 99.1




                               VECTREN CORPORATION
                            AND SUBSIDIARY COMPANIES

                        CONSOLIDATED STATEMENTS OF INCOME
                      (Thousands, except for share amounts)
                                   (Unaudited)

                                                        Three Months                     Six Months
                                                        Ended June 30                   Ended June 30
                                                        -------------                   -------------
                                                     2003             2002           2003          2002
                                                     ----             ----           ----          ----
                                                                As Restated                   As Restated
                                                                -----------                   -----------
OPERATING REVENUE:
    Gas utility                                   $ 165,023      $ 140,139       $ 674,554      $ 498,192
    Electric utility                                 90,243        158,924         209,619        285,724
    Energy services and other                        28,110         81,141          61,711        226,660
                                                    -------       --------        --------      ---------
            Total operating revenues                283,376        380,204         945,884      1,010,576
                                                    -------       --------        --------      ---------

OPERATING EXPENSES:
    Cost of gas sold                                104,269         81,824         469,385        311,977
    Fuel for electric generation                     20,597         19,068          41,366         36,859
    Purchased electric energy                        18,788         86,796          59,186        146,545
    Cost of energy services and other                19,060         72,058          44,595        206,841
    Other operating                                  59,630         55,979         122,202        113,556
    Merger and integration costs                          -              -               -              -
    Restructuring costs                                   -              -               -              -
    Depreciation and amortization                    32,410         28,728          63,812         57,754
    Taxes other than income taxes                    11,083         10,241          33,118         28,573
                                                    -------       --------        --------      ---------
            Total operating expenses                265,837        354,694         833,664        902,105
                                                    -------       --------        --------      ---------

OPERATING INCOME                                     17,539         25,510         112,220        108,471

OTHER INCOME (EXPENSE):
    Equity in earnings (losses) of
        unconsolidated investmen                       (129)         3,729           8,677          6,793
    Other - net                                      (1,007)         3,057          (2,155)         5,247
                                                    -------       --------        --------      ---------
            Total other income (expense)             (1,136)         6,786           6,522         12,040
                                                    -------       --------        --------      ---------

INTEREST EXPENSE                                     18,261         19,501          37,137         39,345
                                                    -------       --------        --------      ---------

INCOME (LOSS) BEFORE INCOME TAXES                    (1,858)        12,795          81,605         81,166

INCOME TAXES                                         (5,939)           361          21,788         23,359

MINORITY INTEREST IN SUBSIDIARY                           6            (38)             33           (247)

PREFERRED DIVIDEND REQUIREMENT OF SUBSIDIARY              5              3              14             10
                                                    -------       --------        --------      ---------
NET INCOME                                          $ 4,070       $ 12,469        $ 59,770       $ 58,044
                                                    =======       ========        ========      =========

AVERAGE COMMON SHARES OUTSTANDING                    67,768         67,578          67,731         67,557
DILUTED COMMON SHARES OUTSTANDING                    68,083         67,866          67,976         67,849

EARNINGS PER SHARE OF COMMON STOCK
  BASIC:

    EARNINGS PER SHARE OF COMMON STOCK               $ 0.06         $ 0.18          $ 0.88         $ 0.86
                                                    =======       ========        ========      =========

  DILUTED:

    EARNINGS PER SHARE OF COMMON STOCK               $ 0.06         $ 0.18          $ 0.88         $ 0.86
                                                    =======       ========        ========      =========
